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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT


            We, the signatories of Amendment 1 to the statement on Schedule 13D filed with respect to the Common Stock of T-3 Energy Services, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.


                              FIRST RESERVE FUND VIII, L.P.

                              By: First Reserve GP VIII, L.P., General Partner
                                  By: First Reserve Corporation,
                                      General Partner



                                  By: /s/ Jennifer Zarrilli
                                     ------------------------------------------
                                     Name: Jennifer Zarrilli
                                     Title: Vice President

                              FIRST RESERVE GP VIII, L.P.

                              By: First Reserve Corporation,
                                  General Partner



                                  By: /s/ Jennifer Zarrilli
                                     ------------------------------------------
                                     Name: Jennifer Zarrilli
                                     Title: Vice President

                              FIRST RESERVE CORPORATION



                              By: /s/ Jennifer Zarrilli
                                 ----------------------------------------------
                                 Name: Jennifer Zarrilli
                                 Title: Vice President